UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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OBA FINANCIAL SERVICES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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[OBA FINANCIAL SERVICES LOGO]

October 22, 2013

Dear Stockholder:

We cordially invite you to attend the 2013 Annual Meeting of Stockholders of OBA Financial Services, Inc. (the “Company”), the parent company of OBA Bank. The Annual Meeting will be held at the OBA Bank Building Community Room, 20300 Seneca Meadows Parkway, Germantown, Maryland, at 4:00 p.m. (Eastern time) on November 21, 2013.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of OBA Financial Services, Inc.

The business to be conducted at the Annual Meeting consists of the election of three directors, the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014, the consideration of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement and the consideration of an advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation.

The Company’s Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of OBA Financial Services, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and that stockholders mark the “ONE YEAR” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Also enclosed for your review is the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which contains detailed information concerning the Company’s activities and operating performance. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ Charles E. Weller

Charles E. Weller

President and Chief Executive Officer

OBA FINANCIAL SERVICES, INC.

20300 Seneca Meadows Parkway

Germantown, Maryland 20876

(301) 916-0742

NOTICE OF

2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 21, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of OBA Financial Services, Inc. will be held at the OBA Bank Building Community Room, 20300 Seneca Meadows Parkway, Germantown, Maryland, on November 21, 2013 at 4:00 p.m., Eastern time.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors;

2.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on October 21, 2013 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF OBA FINANCIAL SERVICES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

/s/ Charles E. Weller

Charles E. Weller
President and Chief Executive Officer

Germantown, Maryland

October 22, 2013

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

OBA FINANCIAL SERVICES, INC.

20300 Seneca Meadows Parkway

Germantown, Maryland 20876

(301) 916-0742

2013 ANNUAL MEETING OF STOCKHOLDERS

November 21, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of OBA Financial Services, Inc. to be used at the 2013 Annual Meeting of Stockholders of OBA Financial Services, Inc., which will be held at the OBA Bank Building Community Room, 20300 Seneca Meadows Parkway, Germantown, Maryland, on November 21, 2013, at 4:00 p.m., Eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 25, 2013. In this Proxy Statement, the terms “we,” “our,” and “us” refer to OBA Financial Services, Inc. unless the context indicates another meaning.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the Company’s shares of common stock, par value $0.01 per share, as of the close of business on October 21, 2013 are entitled to one vote for each share then held. As of October 21, 2013, there were 4,038,006 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either abstentions or broker non-votes, is required for the ratification of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014.

As to the advisory, non-binding resolution to approve the Company’s executive compensation as described in this Proxy Statement, a stockholder may: (i) vote FOR the resolution; (ii) vote AGAINST the resolution; or (iii) ABSTAIN from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either abstentions or broker non-votes, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on OBA Financial Services, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on OBA Financial Services, Inc. or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation, a stockholder may select that stockholders: (i) consider the proposal every ONE YEAR; (ii) consider the proposal every TWO YEARS; (iii) consider the proposal every THREE YEARS; or (iv) ABSTAIN from voting on the proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by OBA Financial Services, Inc.’s stockholders. Even though this vote will neither be binding on OBA Financial Services, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on OBA Financial Services, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in the Company’s proxy statements.

As provided in Section D of Article 5 of the Company’s Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of the Company’s common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of OBA Financial Services, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, requiring certain information be provided by any person who is reasonably believed to beneficially own stock in excess of the 10% limit, and demanding reimbursement for all expenses incurred by OBA Financial Services, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D.

If you have selected a broker, bank, or other intermediary to hold your common stock rather than having the shares directly registered in your name with the Company’s transfer agent, Registrar and Transfer Company, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose not to vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares FOR or AGAINST routine matters. The ratification of the Company’s independent registered public accounting firm is deemed to be a routine matter. Accordingly, the Company urges you to vote by following the instructions provided by your broker, bank, or other intermediary.

Persons and groups who beneficially own in excess of 5% of the Company’s shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of October 21, 2013, the shares of the Company’s common stock beneficially owned by each person known to the Company who was the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
M3 Funds, LLC M3 Partners, LP M3F, Inc. Jason A. Stock William C. Waller 215 South State Street, Suite 1170 Salt Lake City, Utah 84111	369,984	(1)	9.16%
OBA Bank Employee Stock Ownership Plan 20300 Seneca Meadows Parkway Germantown, Maryland 20876	368,700		9.13%
Lawrence B. Seidman Seidman and Associates, LLC Seidman Investment Partnership, L.P. Seidman Investment Partnership II, L.P. LSBK06-08, L.L.C. Broad Park Investors, L.L.C. CBPS, L.L.C. 2514 Multi-Strategy Fund, L.P. Veteri Place Corporation 100 Misty Lane, 1st Floor Parsippany, New Jersey 07054	327,154	(2)	8.10%
MHC Mutual Conversion Fund, L.P. Clover Partners, L.P. Clover Investments, L.L.C. Michael C. Mewhinney 100 Crescent Court Suite 575 Dallas, Texas 75201	268,410	(3)	6.65%
Terry Maltese Sandler O’Neill Asset Management LLC 150 East 52nd Street 30th Floor New York, New York 10022.	230,973	(4)	5.72%

(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013.
(2)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on October 7, 2013.
(3)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on October 21, 2013.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to OBA Financial Services, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted FOR the proposals set forth in this Proxy Statement for consideration at the annual meeting and for the “ONE YEAR” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Proxies may be revoked by sending written notice of revocation to the Secretary of OBA Financial Services, Inc. at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of nine members. The Board of Directors is divided into three classes. The Company’s Bylaws provide that one class of directors is to be elected annually. The Company’s directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating and Corporate Governance Committee has nominated Charles E. Weller, Donald L. Mallorey and Michael L. Reed to serve as directors for three-year terms. Each individual is currently a member of the Board of Directors.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of Board members. The proxy committee intends that that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Nominating and Corporate Governance Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Positions Held in OBA Financial Services, Inc.	Age (2)	Director Since (3)	Current Term to Expire	Shares of Common Stock Beneficially Owned as of the Record Date (4)		Percent of Class
NOMINEES
Charles E. Weller	President, Chief Executive Officer and Director	64	2006	2013	97,582	(5)	2.41%
Donald L. Mallorey	Director	79	1964	2013	16,088	(6)	*
Michael L. Reed	Director	75	2003	2013	19,421	(7)	*
DIRECTORS CONTINUING IN OFFICE
James C. Beadles	Chairman of the Board	66	1986	2014	14,589	(8)	*
Dr. Paul J. Hanges	Director	54	2011	2014	5,900	(9)	*
Stacie W. Rogers	Director	48	2008	2014	14,338	(10)	*
William R. Belew, Jr.	Director	81	1997	2015	22,888	(11)	*
Katherine A. Grice	Director	57	2013	2015	600	(12)	*
Evelyn Jackson, M.D.	Director	58	1995	2015	14,475	(13)	*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Shane Hennessy	Executive Vice President and Chief Operations Officer	50			56,337	(14)	1.39%
Gary L. Will	Executive Vice President—Sales	62			54,977	(15)	1.36%
David A. Miller	Senior Vice President and Chief Financial Officer	48			25,507	(16)	*
All directors and executive officers as a group (12 persons)					342,702		8.39%

(footnotes begin on next page)

*	Less than 1%.
(1)	The mailing address for each person listed is 20300 Seneca Meadows Parkway, Germantown, Maryland 20876.
(2)	As of June 30, 2013.
(3)	Includes initial appointment to the Board of Directors of OBA Bank.
(4)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(5)	Includes 10,000 shares held in an individual retirement account, 5,000 shares held by Mr. Weller’s spouse, 7,962 shares held in a 401(k) plan, 3,473 shares held by the Bank’s employee stock ownership plan, 14,810 shares that can be acquired through the exercise of presently exercisable stock options, and 53,352 shares of restricted stock over which Mr. Weller has voting control.
(6)	Includes 1,500 shares held in an individual retirement account, 1,000 shares held by Mr. Mallorey’s spouse, 2,400 shares that can be acquired through the exercise of presently exercisable stock options, and 8,951 shares of restricted stock over which Mr. Mallorey has voting control.
(7)	Includes 2,400 shares that can be acquired through the exercise of presently exercisable stock options and 8,951 shares of restricted stock over which the Mr. Reed has voting control.
(8)	Includes 2,400 shares that can be acquired through the exercise of presently exercisable stock options and 8,952 shares of restricted stock over which Mr. Beadles has voting control.
(9)	Includes 600 shares that can be acquired through the exercise of presently exercisable stock options and 4,500 shares of restricted stock over which Dr. Hanges has voting control.
(10)	Includes 2,400 shares that can be acquired through the exercise of presently exercisable stock options and 8,951 shares of restricted stock over which Ms. Rogers has voting control.
(11)	Includes 6,000 shares held in an individual retirement account, 2,400 shares that can be acquired through the exercise of presently exercisable stock options, and 8,951 shares of restricted stock over which Mr. Belew has voting control.
(12)	All of such shares are held by a trust.
(13)	Includes 2,400 shares that can be acquired through the exercise of presently exercisable stock options and 8,951 shares of restricted stock over which Dr. Jackson has voting control.
(14)	Includes 100 shares as custodian for a child, 200 shares held by Mr. Hennessy’s spouse, 12,470 shares held in a 401(k) plan, 2,651 shares held by the Bank’s employee stock ownership plan, 7,407 shares that can be acquired through the exercise of presently exercisable stock options, and 26,640 shares of restricted stock over which Mr. Hennessy has voting control.
(15)	Includes 11,637 shares held in a 401(k) plan, 2,610 shares held by the Bank’s employee stock ownership plan, 7,407 shares that can be acquired through the exercise of presently exercisable stock options, and 26,640 shares of restricted stock over which Mr. Will has voting control.
(16)	Includes 3,976 shares held in a 401(k) plan, 1,505 shares held by the Bank’s employee stock ownership plan, 3,703 shares that can be acquired through the exercise of presently exercisable stock options, and 13,339 shares of restricted stock over which Mr. Miller has voting control.

Directors

The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of the Company’s directors is set forth below. All directors have held their present positions for at least five years unless otherwise stated. Each existing director is also a director of OBA Bank.

All of the nominees and directors continuing in office are or were long-time residents of the communities served by OBA Financial Services, Inc. and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in OBA Financial Services, Inc.’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As the holding company for a community banking institution, OBA Financial Services, Inc. believes that the local knowledge and experience of its directors assists OBA Financial Services, Inc. in assessing the credit and banking needs of its customers, developing products and services to better serve its customers, and assessing the risks inherent in its lending operations, and also provides OBA Financial Services, Inc. with greater business development opportunities.

James C. Beadles is Chairman of the Boards of Directors of OBA Financial Services, Inc. and OBA Bank. He has been an attorney in private practice in Maryland and the District of Columbia for over 35 years, specializing in banking law and decedents’ estates and trusts. Mr. Beadles has been a director of OBA Financial Services, Inc. since its inception. He has been a director of OBA Bank since 1986, has served on its Executive Committee since 1987 and has given legal counsel to OBA Bank since 1976. Mr. Beadles provides insight to the Board of Directors based on his legal experience, his knowledge of OBA’s market area, and his experience in the banking industry.

Charles E. Weller is the President and Chief Executive Officer of OBA Financial Services, Inc. and OBA Bank, and has served in these positions since December 2005. Mr. Weller worked with Elkridge National Bank and its successors by merger, FCNB Bank and BB&T Bank, from 1986 to 2005, including service as President and Chief Executive Officer of Elkridge National Bank and Senior Vice President/Area Executive of BB&T Bank. Under Mr. Weller’s leadership, OBA Bank has successfully transitioned from the traditional savings bank model, specializing in residential mortgage customers, to the traditional community commercial bank model with a balance of residential mortgage and small business customers. The transition was done while maintaining OBA Bank’s historical conservative lending practices and low levels of non-performing assets.

William R. Belew, Jr. served as Vice President and General Manager of a local franchised automobile dealership for 25 years. This career experience gave him insight into both personnel and financial matters. After retiring from the dealership, Mr. Belew was asked by the Washington Area New Automobile Dealers Association to help develop and manage an ongoing automotive training program for at-risk and inner city youths attending Montgomery College in Rockville, Maryland. Mr. Belew is active in many community affairs and serves on the advisory committee for the Montgomery County School Systems Automotive Trades Foundation and the advisory committee for the Montgomery College automotive accreditation program. Previously, Mr. Belew served on the Automotive Advisory Committee for Baltimore County Community College. He has been a board member of OBA Bank since 1997. His experience provides the Company with insights regarding personnel and business matters.

Katherine A. Grice is a partner of Bormel, Grice & Huyett, P.A., an accounting firm located in Laurel, Maryland that Ms. Grice joined in 1983 and was admitted as a partner in 1987. Ms. Grice is a licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. She is also a member of the Maryland Association of Certified Public Accountants Peer Review Committee and has previously served as a member of the advisory board for a local financial institution, the Board of Directors of the Baltimore/Washington Corridor Chamber, the Dimensions Health Corporation Finance Committee, and the Prince George’s Cable Television Commission. Ms. Grice has experience working with various industries including: real estate development, construction, professional associations, healthcare, and manufacturing and distribution, as well as, auditing, business and personal tax, and financial planning. Her experience qualifies her as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.

Dr. Paul J. Hanges is Professor of Industrial/Organizational Psychology at the University of Maryland’s Psychology Department. He is also an affiliate of the University of Maryland’s R. H. Smith School of Business (since 1997) and the Zicklin School of Business (Baruch College) (since 2008). Dr. Hanges is also a fellow of the American Psychological Association, Association for Psychological Sciences, and the Society for Industrial/Organizational Psychology. Dr. Hanges has worked with both public and private organizations (e.g., Central Intelligence Agency, Federal Bureau of Investigation, Maryland Administrative Office of the Courts, Personnel Board of Jefferson County, S. C. Johnson & Son) as well as various consulting firms (e.g., American Management Systems, Emerson Human Capital, and Mercer, Inc.), and has been retained as an expert witness for several law firms. His work focuses on developing human resource practices (e.g., competence models, selection/promotion systems, training and development systems) and aligning organizational policies, practices, and procedures to produce desired organizational climate and improve organizational efficiency. Dr. Hanges has written over 80 articles and book chapters and two books. He is on the editorial boards of the “Journal of Applied Psychology” and “The Leadership Quarterly.” He recently won the 2011 M. Scott Myers Award for Applied Research from the Society of Industrial/Organizational Psychology for his work developing a new human resource selection process. Dr. Hanges’ educational background and professional experience provides the Board with additional expertise for improving organizational efficiencies and enhancing leadership development practices.

Evelyn Jackson, M.D. has been a practicing physician for over 30 years. She is a medical internist serving patients in both Howard and Montgomery Counties, Maryland. Dr. Jackson is a sole practitioner and as such is also responsible for the successful operation of the business side of her practice. Her background provides the Company with insight into both the medical profession and the ongoing needs of the entrepreneurial business community. Dr. Jackson is active in both professional and civic volunteer work. She has been a member of OBA Bank’s board for 15 years and OBA Financial Services, Inc.’s board since its inception.

Donald L. Mallorey maintained a practice as a Financial Advisor for 13 years, and was a Registered Investment Advisor prior to his retirement in 2006. He maintained licenses for trading securities and insurance products during those years. Prior to that time he was President and Chief Executive Officer of a major office products dealership in the Metro Washington, DC and Gettysburg, Pennsylvania markets. He was intimately involved in all phases of that business for more than 36 years, dealing with all financial, legal, sales, public relations, personnel management, inventory management and other matters, and this experience provides the Board with general business acumen. He has been involved with a number of civic and fraternal organizations, and has served as a director of OBA Bank since 1964 and OBA Financial Services, Inc.’s board since its inception.

Michael L. Reed, now retired, was a strategic planning and government relations consultant for major trade associations and international corporations. As an attorney, Mr. Reed previously served as Counsel for two governors of Oklahoma and a U. S. Senator, and as the Legislative Director and Senior Policy Advisor to a former Speaker of the U. S. House of Representatives. In the latter position he was actively involved in the direction of all operations of the House of Representatives and in the development of major policy initiatives and legislation. He is active in local civic affairs and serves on the Advisory Board of the Carl Albert Congressional Research and Studies Center at the University of Oklahoma. Mr. Reed has been a director of OBA Bank since 2003 and of OBA Financial Services, Inc. since its inception. He is Chairman of the Compensation Committee and is a member of the Executive Committee. His knowledge of business and government, and the interplay between the two, provides perspective to the Board and to the committees on which he serves.

Stacie W. Rogers was employed in both Corporate Accounting and Owner Relations by Marriott International, Inc. Ms. Rogers’ experience included preparing and filing financial statements with the Securities and Exchange Commission and serving as the franchise technology liaison for Marriott’s corporate franchises. Ms. Rogers was employed by KPMG Peat Marwick, serving as both a tax specialist and auditor for commercial real estate brokers, financial institutions, and other commercial clients. She is an active volunteer and fundraiser in her local community. Ms. Rogers has served on OBA Bank’s board since 2008 and OBA Financial Services, Inc.’s board since its inception. She is Chairman of the Audit Committees of OBA Bank and OBA Financial Services, Inc., and her experience qualifies her as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.

Executive Officers who are not Directors

The principal occupation during the past five years of each of the Company’s executive officers, other than Mr. Weller, is set forth below. All executive officers have held their present positions for at least five years unless otherwise stated.

Shane Hennessy has been employed with OBA Bank since 1999, most recently as Executive Vice President and Chief Operations Officer. Mr. Hennessy has over 20 years experience working at financial institutions.

Gary L. Will began working with OBA Bank in March 2005, originally as Chief Credit Officer. Mr. Will was previously employed with Wachovia Bank beginning in 1992, serving as Vice President/Business relationship Site Banking Leader from 1999 to 2005.

David A. Miller joined OBA Bank in September 2009 as Senior Vice President and Chief Financial Officer. Mr. Miller has over 20 years experience working at financial institutions, most recently serving as Investment and Funding Manager/Senior Vice President at Provident Bank in Baltimore, Maryland.

Board Independence

The Board of Directors has determined that each of the Company’s directors, with the exception of President and Chief Executive Officer Charles E. Weller, is “independent” as defined in the listing standards of the NASDAQ Stock Market. Mr. Weller is not independent because he is one of the Company’s executive officers.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons.” During the fiscal year ended June 30, 2013, OBA Bank paid $39,744 in legal fees to Director James C. Beadles. In addition, all of OBA Bank’s directors have deposit accounts at OBA Bank.

Board Leadership Structure and Oversight

The Company’s Board of Directors is chaired by James C. Beadles, who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of OBA Financial Services, Inc. and OBA Bank, and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board of Directors is actively involved in oversight of risks that could affect OBA Financial Services, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within OBA Financial Services, Inc. Risks relating to the direct operations of OBA Bank are further overseen by the Board of Directors of OBA Bank, which consists of the same individuals who serve on the Board of Directors of OBA Financial Services, Inc. The Board of Directors of OBA Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of OBA Financial Services, Inc. All committees are responsible for establishing policies that guide management and staff in the day-to-day operation of OBA Financial Services, Inc. and OBA Bank, such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

The business of OBA Financial Services, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, the Company’s independent directors meet in executive sessions. The standing committees consist of the Audit, Compensation, and Nominating and Corporate Governance Committees. During the fiscal year ended June 30, 2013, the Board of Directors of OBA Financial Services, Inc. met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he served).

The duties and responsibilities of the Compensation, Audit and Nominating and Corporate Governance Committees are as follows:

Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. Effective immediately following the annual meeting, the members of the Compensation Committee are expected to consist of Directors Reed, who serves as Chairman, Hanges, and Belew. The Compensation Committee has a written charter, which is available on our website at www.obabank.com. The Compensation Committee met four times during the fiscal year ended June 30, 2013.

Pursuant to the Compensation Committee’s Charter, the Compensation Committee approves the compensation objectives for OBA Financial Services, Inc. and OBA Bank, and establishes the compensation for the President and Chief Executive Officer and other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on compensation philosophy, compensation plan design, and compensation of employees. These recommendations are then considered by the Compensation Committee. However, Mr. Weller does not vote on and is not present for any discussion of his own compensation.

In performing its duties and responsibilities with respect to director and executive officer compensation, the Compensation Committee relies on the assistance of the Company’s Human Resources Department. During the fiscal year ended June 30, 2013, the Compensation Committee utilized Webber HR Solutions, LLC to provide market survey salary data and recommendations with respect to bank-wide salaries.

Audit Committee. The Audit Committee consists of Directors Rogers, who serves as Chairman, Grice, Jackson, and Mallorey. Each member of the Audit Committee is “independent” as defined in the NASDAQ corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Ms. Rogers and Ms. Grice qualifies as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Ms. Rogers and Ms. Grice is included in “—Directors.” The Company’s Audit Committee has a written charter, which is available on our website at www.obabank.com. The Audit Committee of OBA Financial Services, Inc. met nine times during the fiscal year ended June 30, 2013.

Among other activities, the Audit Committee assists the Board of Directors in overseeing: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s qualifications and independence; the performance of the Company’s independent registered public accountant and of the Company’s internal audit function; and the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of at least three directors who are “independent” as defined in the NASDAQ corporate governance listing standards. The current members of the Nominating and Corporate Governance Committee consist of Directors Hanges, who serves as Chairman, Jackson, and Belew. The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.obabank.com. The Nominating and Corporate Governance Committee of OBA Financial Services, Inc. met one time during the fiscal year ended June 30, 2013.

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, determining the composition of the Board of Directors and its committees, monitoring a process to assess Board effectiveness and developing and implementing the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee’s Criteria for Director Nominees:

•	contribution to the board;

•	business or professional experience;

•	familiarity with and participation in local community;

•	integrity;

•	stockholder interests and dedication; and

•	independence.

The Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers, and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. The Board of Directors will maintain at least one director who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the director brings to the board; and independence.

In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. In addition, no person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, bank, trust company or holding company thereof that engages in business activities in the same market area as OBA Financial Services, Inc. or any of its subsidiaries or in any county contiguous to such market area. No person may serve on the Board of Directors unless such person has resided, for a period of at least one year immediately before his or her nomination or appointment, within a 75-mile radius of the home office of OBA Financial Services, Inc.

The Committee does not have a formal policy or specific guidelines regarding diversity among Board members, and generally considers and values diversity from the perspective of professional and life experiences, as well as being representative of the markets in which the Company does business. The Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin, in identifying individuals who possess the qualifications that the Committee believes are important to be represented on the Board.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates recommended by the Company’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Company at 20300 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2014 Annual Meeting of Stockholders no later than June 24, 2014.

The submission must include the following information:

•	A statement that the person making the submission is a stockholder and is proposing a candidate for consideration by the Committee;

•	The name and address of the stockholder as they appear on the Company’s books and number of shares of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	The name, address, and contact information for the candidate and the number of shares of common stock of OBA Financial Services, Inc. that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in a proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier, or competitor of OBA Financial Services, Inc.;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in the Company’s Bylaws.

Stockholder Communications with the Board. A stockholder of OBA Financial Services, Inc. who wants to communicate with the Board of Directors or with any individual director may write to: Board of Directors, OBA Financial Services, Inc., 20300 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of OBA Financial Services, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly (for example, where the inquiry is a request for information about OBA Financial Services, Inc. or the inquiry is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Attendance at Annual Meetings of Stockholders

Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of the Company’s then-current directors attended the 2013 Annual Meeting of Stockholders.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Senior Officers that is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer, and all officers performing similar functions. A copy of the Code of Ethics for Senior Officers can be found in the “Investor Relations—Corporate Governance” section of our website, www.obabank.com.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013;

•	the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Rogers (Chairman), Grice, Jackson, and Mallorey.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of OBA Financial Services, Inc. and beneficial owners of greater than 10% of the Company’s shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of such ownership reports, the Company believes that no officer, director, or 10% beneficial owner of OBA Financial Services, Inc. failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2013.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by the Company’s named executive officers for the years ended June 30, 2013 and 2012.

Name and principal position	Year	Salary	Bonus	Stock Awards (1)		Option Awards (1)		Non-Equity Incentive Plan Compensation (2)		Nonqualified Deferred Compensation Earnings		All Other Compensation		Total
Charles E. Weller President and Chief Executive Officer	2013 2012	$272,869 265,064	$19,139 8,402	$	— 987,679	$	— 251,770	$	— —	$	— —	$45,050 47,315	(3)	$337,058 1,560,230
Shane Hennessy Executive Vice President and Chief Operations Officer	2013 2012	165,095 160,023	— —		— 493,173		— 125,919		11,577 5,108		— —	43,843 40,288	(4)	220,515 824,511
Gary L. Will Executive Vice President—Sales	2013 2012	161,779 157,046	— —		— 493,173		— 125,919		11,347 4,981		— —	27,213 24,044	(5)	200,339 805,163

(1)	Reflects the aggregate grant date fair value of shares of restricted stock or stock options, as appropriate. The assumptions used in the valuation of these awards are included in Note 20 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the Securities and Exchange Commission.
(2)	See “—Cash Incentives” for information related to payments listed in this column.
(3)	Includes $2,989 for long-term care premiums, $3,805 for supplemental disability insurance premiums, $12,705 for health insurance premiums, $1,427 for dental insurance premiums, $1,008 for accidental death and dismemberment, short-term, and long-term disability insurance premiums, $15,254 for contributions to the Bank’s employee stock ownership plan, and $7,862 for the safe-harbor contribution to the Bank’s 401 (k) plan.
(4)	Includes $1,802 for long-term care premiums, $1,452 for supplemental disability insurance premiums, $18,154 for health insurance premiums, $1,427 for dental insurance premiums, $1,008 for accidental death and dismemberment, short-term, and long-term disability insurance premiums, $15,254 for contributions to the Bank’s employee stock ownership plan, and $4,746 for the safe-harbor contribution to the Bank’s 401 (k) plan.
(5)	Includes $2,681 for long-term care premiums, $2,182 for supplemental disability insurance premiums, $0 for health insurance premiums, $1,427 for dental insurance premiums, $1,008 for accidental death and dismemberment, short-term, and long-term disability insurance premiums, $15,254 for contributions to the Bank’s employee stock ownership plan, and $4,661 for the safe-harbor contribution to the Bank’s 401 (k) plan.

Employment Agreements. OBA Financial Services, Inc. and OBA Bank each maintain an employment agreement with President and Chief Executive Officer Charles E. Weller. The employment agreement with OBA Financial Services, Inc. provides that Mr. Weller will not receive any duplicative payments or benefits under his employment agreements and therefore to the extent payments and benefits are paid or received under one employment agreement, such payments and benefits are subtracted from any amount due Mr. Weller under similar provisions of the other employment agreement.

The employment agreements each provide for a three-year term. Commencing on the first anniversary of each agreement and on each anniversary thereafter, each agreement may be extended for an additional year by the disinterested members of the Board. The employment agreements provide that Mr. Weller’s base salary will be reviewed at least annually and may be increased, but not decreased (except for a decrease that is generally applicable to all employees). Mr. Weller’s current base salary is $273,175. In addition to the base salary, the agreements provide for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to senior executives.

Mr. Weller’s employment may be terminated for cause, as defined in the employment agreement, at any time, in which event Mr. Weller would have no right to receive compensation or other benefits for any period after termination. In addition, Mr. Weller is not entitled to additional benefits under the employment agreements upon retirement at age 67. Should Mr. Weller become disabled, OBA Financial Services, Inc. or OBA Bank would cause to be continued life insurance and non-taxable medical and dental coverage until the earlier of:

(i)	three years from the date of termination; or

(ii)	the date Mr. Weller becomes eligible for Medicare coverage,

provided that if Mr. Weller is covered by family coverage or coverage for self and spouse, then Mr. Weller’s family or spouse shall receive coverage for the remainder of the three year period, or in the case of a spouse, until the spouse becomes eligible for Medicare coverage or obtains health care coverage elsewhere. In the event Mr. Weller dies while employed by OBA Financial Services, Inc. or OBA Bank, Mr. Weller’s family will be entitled to continuation of non-taxable medical and dental benefits for one year after Mr. Weller’s death.

Mr. Weller is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event Mr. Weller’s employment is terminated for reasons other than for cause, disability, death, or retirement, or in the event Mr. Weller resigns within 60 days following:

(i)	the failure to appoint Mr. Weller to his executive position,

(ii)	a material change in Mr. Weller’s functions, duties, or responsibilities, which change would cause Mr. Weller’s position to become one of lesser responsibility, importance, or scope,

(iii)	the relocation of Mr. Weller’s principal place of employment to a location that is more than 30 miles from the location of OBA Bank’s principal executive offices as of the date of the agreement,

(iv)	a material reduction in benefits and perquisites including base salary (except for any bank-wide or officer-wide reduction),

(v)	the liquidation or dissolution of OBA Bank, other than a liquidation or dissolution caused by a reorganization that does not affect Mr. Weller, or

(vi)	a material breach of the employment agreement by OBA Bank,

Mr. Weller would be entitled to a severance payment. The severance payment would equal three times the sum of his annual base salary and the highest rate of bonus awarded to him during the prior three years, payable in a lump sum. In addition, Mr. Weller would be entitled, at OBA Financial Services, Inc. or OBA Bank’s sole expense, to the continuation of life and non-taxable medical and dental coverage as part of his severance benefits. Such coverage shall continue on the same terms that apply in the event of Mr. Weller’s termination due to disability. In the event of a change in control plus his termination of employment thereafter under specified circumstances, Mr. Weller would be entitled a lump sum cash payment equal to three times the sum of his annual rate of base salary and his highest bonus paid with respect to the prior three years. Mr. Weller would also receive, at OBA Financial Services, Inc. or OBA Bank’s expense, continuation of life and non-taxable medical and dental coverage following his termination of employment for the same period that applies in the event of his disability.

Upon termination of Mr. Weller’s employment (other than in connection with a change in control), for a period of two years he may not become an officer, employee, consultant, director, independent contractor, agent, joint venturer, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity that competes with the business of OBA Financial Services, Inc. or OBA Bank, or any of their direct or indirect subsidiaries or affiliates that:

(i)	has headquarters within 25 miles of any location(s) in which OBA Bank, or any holding company of OBA Bank, has business operations or has filed an application for regulatory approval to establish an office, or

(ii)	has one or more offices but is not headquartered within the foregoing geographic areas;

provided, however, that the restrictions under item (ii) above apply only if Mr. Weller would be employed, conduct business or have other responsibilities or duties within such geographic areas. Upon termination, Mr. Weller has also agreed not to solicit any OBA Financial Services, Inc. or OBA Bank employee to terminate his or her employment with OBA Financial Services, Inc. or OBA Bank and accept employment with a business that competes with OBA Financial Services, Inc. or OBA Bank or any holding company of OBA Bank or their subsidiaries or affiliates, or has offices within 25 miles of any location of OBA Bank or any holding company or within 25 miles of any location for which OBA Bank or any holding company has filed an application for regulatory approval to establish an office.

Assuming Mr. Weller had been terminated in connection with a change in control as of June 30, 2013, he would have received aggregate cash severance payments of approximately $876,943 under both agreements.

Change in Control Agreements. OBA Bank has entered into change-in-control agreements with Executive Vice President and Chief Operations Officer Shane Hennessy and Executive Vice President-Sales Gary L. Will. The change-in-control agreements provide a benefit in the event of involuntary termination of employment or resignation for good reason (defined in the same manner as under Mr. Weller’s employment agreement) equal to two times the sum of the executive’s base salary and the highest bonus earned during the prior three years, payable in a lump sum, and the continuation of non-taxable medical and dental coverage for a two-year period. The amount of the payment to be made in connection with a change in control will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Assuming Messrs. Hennessy and Will had been terminated in connection with a change in control as of June 30, 2013, Messrs. Hennessy and Will would have received, in the aggregate, maximum aggregate cash severance payments of approximately $700,269.

Cash Incentives. The purpose of offering cash incentives is to provide structured annual bonuses to key management personnel for their contributions to achieving strategic organizational objectives of OBA Bank. The participants’ bonuses are determined based on bank-wide performance measures. For each of Mr. Hennessy and Mr. Will, the bank-wide performance measures for the fiscal year ended June 30, 2013 were based on OBA Bank’s capital adequacy, asset quality, management, earnings, liquidity, and asset and liability sensitivity. The amount of the bonus for Messrs. Hennessy and Will is the sum of the bank-wide performance measurements, which is expressed as a percentage of base salary. For the fiscal year ended June 30, 2013, the maximum bonus payable was 10% of base salary. At the end of each fiscal year, the compensation committee calculates the amount of the award. Bonuses, if any, are paid in a single cash lump sum distribution within 75 days of the close of the fiscal year or as soon as the performance data is available to compute the amount of the awards. Mr. Weller does not participate in the cash bonus plan.

The bonus calculation was determined by comparing actual bank performance to the predetermined target goals, with 15% of the bonus weighted for capital adequacy, 15% of the bonus weighted in the area of asset quality, 40% of the bonus weighted in the area of management, 15% for earnings and 15% for liquidity and asset and liability sensitivity.

For the fiscal year ended June 30, 2013, Messrs. Hennessy and Will’s incentive payments, maximum award opportunities, and actual incentives awarded as a percentage of base salary, were:

Name	2013 incentive amount paid ($)	Maximum award opportunity ($)	Actual award as a percent of base salary
Shane Hennessy	11,577	16,525	7.01%
Gary L. Will	11,347	16,196	7.01%

Awards made to Messrs. Hennessy and Will for performance in 2013 are also reflected in the “Non-equity incentive plan compensation” column of the Summary Compensation Table.

Split Dollar Agreements. OBA Bank has purchased insurance policies on the lives of Messrs. Weller, Hennessy, and Will, and OBA Bank has entered into endorsement Split Dollar Agreements with each of Messrs. Weller, Hennessy, and Will. The policies are owned by OBA Bank, which paid each premium due on the policies in a single lump sum. Since the amount of the lump sum premium included insurance policies on the lives of other employees, the Company is not able to provide the amount of the premiums paid solely with respect to Messrs. Weller, Hennessy, and Will. Under the Split Dollar Agreements, upon an executive’s death while he is an executive of OBA Bank, the executive’s beneficiary will be paid a death benefit equal to the lesser of (i) $320,370, $219,443, and $210,875 for Messrs Weller, Hennessy, and Will’s beneficiary, respectively, or (ii) 100% of the total death proceeds of the life insurance policies minus the cash surrender value of the policies. In the hypothetical event of the executives’ deaths as of June 30, 2013, the beneficiaries of Messrs. Weller, Hennessy, and Will would have received a death benefit of $320,370, $219,443, and $210,875, respectively.

In the event an executive dies after employment is terminated for any reason, including retirement, the executive will not be entitled to any benefits under the Split Dollar Agreement. The Split Dollar Agreement may be terminated at any time by OBA Bank or the executive, by written notice to the other or upon OBA Bank’s cancellation of the life insurance policies. The Split Dollar Agreement will also terminate automatically upon the bankruptcy, receivership, or dissolution of OBA Bank. Upon termination, the executive forfeits any right in the death benefit and OBA Bank may retain or terminate the insurance policy in its sole discretion.

2011 Equity Incentive Plan. In April 2011, the Company’s stockholders approved the OBA Financial Services, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of OBA Financial Services and OBA Bank with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the Company’s common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 648,025 shares of OBA Financial Services, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 648,025 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 324,012.

The Equity Incentive Plan is administered by the members of OBA Financial Services, Inc.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

The Committee approved initial awards under the Equity Incentive Plan on July 21, 2011. All stock options and approximately 50% of the available restricted stock awards are subject to time-based vesting. The stock option grants and time-based restricted stock awards made to date vest over a five-year period, with 20% of the awards vesting each year. Approximately 50% of the available restricted stock awards are subject to performance-based vesting, and awards made to date vest over a five-year period, with 20% of the awards vesting each year provided that the applicable performance measure is satisfied. Restricted stock awards that have been granted and designated as performance-based will vest only on the achievement, in whole or in part, of a predetermined increase, measured from a date subsequent to the award, in tangible book value. In determining whether tangible book value targets have been met, credit will be given for such items as dividends and the expense related to the restricted stock awards. The recipients of restricted stock awards are entitled to receive the cash dividends paid on all restricted stock awards, whether such awards are vested or not.

Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement. All awards granted under the Equity Incentive Plan will vest upon death, disability, or involuntary termination of employment or service following a change in control (as defined in the Equity Incentive Plan) of OBA Financial Services, Inc.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2013 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2013 (1)
Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Charles E. Weller	14,810	59,240	—	14.81	7/21/21	17,784	327,937	35,568	655,874
Shane Hennessy	7,407	29,628	—	14.81	7/21/21	8,880	163,747	17,760	327,494
Gary L. Will	7,407	29,628	—	14.81	7/21/21	8,880	163,747	17,760	327,494

(1)	All equity awards noted in this table were granted pursuant to the Equity Incentive Plan, which was approved by stockholders in April 2011, and represent all awards held at June 30, 2013 by the Named Executive Officers. On July 21, 2011, the Named Executive Officers were granted shares of restricted stock and stock options. All awards vest at a rate of 20% per year commencing July 21, 2012, and two-thirds of the shares of restricted stock awarded are performance-based shares, with the performance measure being annual increases in tangible book value per share, as calculated in each individual’s award agreement. Accordingly, with respect to the restricted stock awards subject to performance-based vesting conditions, the named executive officer may receive between none and 100% of each grant.
(2)	Based on the $18.44 per share closing price of the shares of common stock as of June 30, 2013.

Employee Stock Ownership Plan. Effective January 1, 2010, OBA Bank adopted an employee stock ownership plan (the “ESOP”) for eligible employees. Eligible employees who have attained age 21 and have completed 1,000 hours of service during a continuous 12-month period (a “year of service”) will begin participation in the ESOP on the later of the effective date of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of a year of service and attainment of age 21.

The ESOP trustee purchased, on behalf of the ESOP, 370,300 shares of OBA Financial Services, Inc. common stock in the initial stock offering. The ESOP funded its stock purchase with a loan from OBA Financial Services, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through OBA Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 20-year term of the loan. The interest rate on the ESOP loan adjusts annually and is equal to the prime rate as published in The Wall Street Journal on the annual adjustment date.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account and shares will be released from the suspense account on a pro-rata basis as the Bank repays the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants become 100% vested upon the completion of five years of service. Participants who were employed by OBA Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, OBA Bank records compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in OBA Financial Services, Inc.’s earnings.

Director Compensation

Each individual who serves as a director of OBA Financial Services, Inc. also serves as a director of OBA Bank and earns director and committee fees only in that capacity. Each director receives a monthly fee of $2,025, as well as a fee of $2,025 for attending the annual strategic planning session. The annual retainer for the Chairman of the Board of Directors is $45,000. Each member of the Audit and the Compensation Committees receives $550 for each meeting attended. The Chairman of each of the Audit and the Compensation Committees receives a quarterly fee of $1,250. Each member of the Executive Committee receives a monthly retainer of $3,350, with the Chairman receiving $3,575. Each member of the ALCO Committee receives $550 for each meeting.

The following table sets forth for the fiscal year ended June 30, 2013 certain information as to the total remuneration paid to the Company’s directors other than Mr. Weller. Mr. Weller did not receive director fees for the fiscal year ended June 30, 2013.

Director Compensation Table For the Fiscal Year Ended June 30, 2013
Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards (1)	Total
James C. Beadles	$71,325	$—	$—	$71,325
William Belew, Jr.	71,425	—	—	71,425
Katherine A. Grice	13,250	—	—	13,250
Dr. Paul J. Hanges	29,075	46,875	32,490	108,440
Evelyn Jackson, M.D.	32,925	—	—	32,925
Donald L. Mallorey	32,925	—	—	32,925
Michael L. Reed	74,275	—	—	74,275
Stacie W. Rogers	35,725	—	—	35,725
Donald Stover (2)	10,125	—	—	10,125

(1)	Reflects the aggregate grant date fair value of shares of restricted stock or stock options, as appropriate. The assumptions used in the valuation of these awards are included in Note 20 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the Securities and Exchange Commission.
(2)	Mr. Stover’s term expired at the 2012 annual meeting.

As of June 30, 2013, Directors Beadles, Belew, Hanges, Jackson, Mallorey, Reed, and Rogers had 8,952, 8,951, 4,500, 8,951, 8,951, 8,951 and 8,951 unvested shares of restricted stock, respectively, and 9,600, 9,600, 11,400, 9,600, 9,600, 9,600 and 9,600 unvested stock options, respectively.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by OBA Bank to the Bank’s executive officers and directors in compliance with federal banking regulations.

At June 30, 2013, all of OBA Bank’s loans to the Bank’s directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to OBA Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at June 30, 2013 and were made in compliance with federal banking regulations.

Pursuant to OBA Financial Services, Inc.’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with directors, executive officers, and their family members, for the purpose of determining whether the transactions are in compliance with the Bank’s policies and should be ratified and approved.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has approved the engagement of BDO USA, LLP to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, subject to the ratification of the engagement by the Company’s stockholders. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of BDO USA, LLP for the fiscal year ending June 30, 2014. A representative of BDO USA, LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of OBA Financial Services, Inc. and its stockholders.

On July 18, 2013, OBA Financial Services, Inc. appointed BDO USA, LLP as the Company’s new independent registered public accounting firm for and with respect to the fiscal year ending June 30, 2013, and dismissed ParenteBeard LLC (“ParenteBeard”) as its independent registered public accounting firm. OBA Financial Services, Inc.’s principal audit personnel at ParenteBeard resigned from ParenteBeard and joined BDO USA, LLP. Each of the appointment of BDO USA, LLP and the dismissal of ParenteBeard were approved by OBA Financial Services, Inc.’s Audit Committee.

The reports of ParenteBeard on OBA Financial Services, Inc.’s financial statements as of and for the years ended June 30, 2012 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During OBA Financial Services, Inc.’s two most recent fiscal years and the subsequent interim period preceding ParenteBeard’s dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of OBA Financial Services, Inc.; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K).

ParenteBeard has furnished OBA Financial Services, Inc. a letter addressed to the Securities and Exchange Commission stating that ParenteBeard agrees with the statements made above with respect to ParenteBeard. A copy of ParenteBeard’s letter dated July 19, 2013 was attached as an exhibit to the Current Report on Form 8-K filed by OBA Financial Services, Inc. with the Securities and Exchange Commission on July 24, 2013.

During the OBA Financial Services, Inc.’s two most recently completed fiscal years and through the date of the appointment of BDO USA, LLP, OBA Financial Services, Inc. did not consult with BDO USA, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on OBA Financial Services, Inc.’s consolidated financial statements, and no written or oral advice was provided by BDO USA, LLP that was an important factor considered by OBA Financial Services, Inc. in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

Set forth below is certain information concerning aggregate fees billed for professional services rendered by ParenteBeard or BDO USA, LLP during the fiscal years ended June 30, 2013 and 2012.

	Fiscal Year Ended June 30, 2013	Fiscal Year Ended June 30, 2012
Audit Fees	$181,857	$105,160
Audit-Related Fees	—	6,925
Tax Fees	12,287	6,000
All Other Fees	36,767	56,267

Audit Fees. Audit fees for each of the fiscal years ended June 30, 2013 and 2012 were for professional services rendered for the audits of the Company’s consolidated financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. The Company paid $124,220 in audit fees to ParenteBeard and $57,637 in audit fees to BDO USA, LLP for the fiscal year ended June 30, 2013. The fees listed for the fiscal year ended June 30, 2012 were paid to ParenteBeard.

Audit-Related Fees. Audit-related fees for the fiscal year ended June 30, 2012 were for assurance and related services, including assistance with adopting a new accounting standard and assistance with accounting for stock benefit plans. Such fees are reasonably related to the performance of the audit of and review of the Company’s financial statements and are not already reported in “Audit Fees,” above. All of these fees were paid to ParenteBeard.

Tax Fees. Tax fees for the fiscal years ended June 30, 2013 and 2012 were for the preparation of state and federal tax returns. All of these fees were paid to ParenteBeard.

All Other Fees. All other fees for the fiscal year ended June 30, 2013 were for assistance with XBRL filing requirements and for the fiscal year ended June 30, 2012 were for assistance in evaluating a proposed transaction and assistance with XBRL filing requirements. All of these fees were paid to ParenteBeard.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of BDO USA, LLP or ParenteBeard. The Audit Committee concluded that performing such services did not affect the independence of BDO USA, LLP or ParenteBeard in performing its function as the Company’s independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to report periodically to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of the Company’s engagements of BDO USA, LLP or ParenteBeard or pursuant to the pre-approval policy described above.

Vote Required

In order to ratify the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014, a majority of the votes represented at the annual meeting, without regard to broker non-votes, must vote in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2014.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of the Company’s President and Chief Executive Officer and the Company’s other two most highly compensated executive officers (“Named Executive Officers”) is described in “PROPOSAL 1 — ELECTION OF DIRECTORS—Executive Compensation.” Stockholders are urged to read these sections of this Proxy Statement, which discuss the Company’s compensation policies and procedures with respect to the Company’s Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of the Company’s Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to OBA Financial Services, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with the Company’s stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution with respect to the compensation of the Company’s Named Executive Officers.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY”

ADVISORY VOTES

In accordance with recently adopted changes to Section 14A of the Exchange Act, the Company is providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2013 Annual Meeting, the Company is also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. The Company will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the Company’s Corporate Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on OBA Financial Services, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of OBA Financial Services, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of the Company’s Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of OBA Financial Services, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2014 Annual Meeting of Stockholders is expected to be held November 21, 2014. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by the Company’s Corporate Secretary no earlier than August 23, 2014 and no later than September 2, 2014. If notice is received outside of these dates, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2014 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 20300 Seneca Meadows Parkway, Germantown, Maryland 20876, no later than June 24, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by OBA Financial Services, Inc. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. The Company has retained Phoenix Advisory Partners to assist the Company in soliciting proxies, and have agreed to pay Phoenix Advisory Partners a fee of $5,500 plus reasonable expenses for these services.

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 has been mailed or made available online to all stockholders of record as of October 21, 2013. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company at the address listed above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at www.cfpproxy.com/6762.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Charles E. Weller

Charles E. Weller
President and Chief Executive Officer

Germantown, Maryland

October 22, 2013

REVOCABLE PROXY

OBA FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 21, 2013

The undersigned hereby appoints the proxy committee of the board of directors of OBA Financial Services, Inc., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of OBA Financial Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the OBA Bank Building Community Room, 20300 Seneca Meadows Parkway, Germantown, Maryland, at 4:00 p.m., Eastern Time, on November 21, 2013. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	WITHHOLD		FOR ALL EXCEPT

1.       The election of Charles E. Weller, Donald L. Mallorey and
  Michael L. Reed, each to serve for a three-year term.

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

	☐	☐		☐

	FOR	AGAINST		ABSTAIN

2. The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐		☐
	FOR	AGAINST		ABSTAIN

3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.	☐	☐		☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN

4. An advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation; and	☐	☐	☐	☐

Such other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals and for the “ONE YEAR” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS AND FOR THE “ONE YEAR” OPTION WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDERS’ VOTE ON EXECUTIVE COMPENSATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of OBA Financial Services, Inc. at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of OBA Financial Services, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above-signed acknowledges receipt from OBA Financial Services, Inc. prior to the execution of this proxy of a Notice of Annual Meeting, audited financial statements and a proxy statement dated October 22, 2013.

Dated: , 2013	☐ Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING

The Notice and Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at www.cfpproxy.com/6762.